Exhibit 2

FINANCIAL STATEMENTS

OF

UNCONSOLIDATED LIMITED PARTNERSHIPS

MEETING REQUIREMENTS OF SIGNIFICANT

SUBSIDIARY/INVESTEE

HAWTHORN HOUSING
LIMITED PARTNERSHIP
071-11069

FINANCIAL STATEMENTS
DECEMBER 31, 2002

Contents

Independent Auditor's Report	1

Balance Sheet	2 - 3

Statement of Profit and Loss	4 - 5

Statement of Partners' Equity (Deficit)	6

Statement of Cash Flows	7 - 8

Notes to Financial Statements	9 - 12

Supporting Data Required by HUD	13 - 15

Independent Auditors' Report on Internal Control	16 - 17

Independent Auditors' Report on Compliance With Specific Requirements Applicable to Major HUD Programs	18 - 19

Independent Auditors' Report on Compliance With Specific Requirements Applicable to Fair Housing and Non-Discrimination	20

Auditors' Comment on Audit Resolution Matters Relating To The HUD Programs	21

RBG&CO.

S2100-020 Independent Auditors' Report

To The Partners
Hawthorn Housing Limited Partnership

We have audited the accompanying balance sheet of Hawthorn Housing Limited Partnership, Project No. 071-11069, a limited partnership, as of December 31, 2002 and the related statements of profit and loss, partners' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America and the standards applicable to financial audits contained in Government Auditing Standards issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hawthorn Housing Limited Partnership as of December 31, 2002 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

In accordance with Government Auditing Standards, we have also issued our reports dated January 28, 2003 on our consideration of Hawthorn Housing Limited partnership's internal control and on our tests of its compliance with certain provisions of laws, regulations, contracts and grants. Those reports are an integral part of an audit performed in accordance with Government Auditing Standards and should be read in conjunction with this report in considering the results of our audit.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplementary information (shown on Pages 13 through 15) is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the financial statements and, in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.

/s/Rubin, Brown, Gornstein & Co. LLP

January 28, 2003

Rubin, Brown, Gornstein & Co. LLP	One North Brentwood
Certified Public Accountants/Business Consultants	St. Louis, MO 63105

314/290-3300 TEL www.rbgco.com	314/290-3400 FAX

BALANCE SHEET

December 31, 2002

Assets
Current Assets
1120 Cash - operations	$ 268,690
1125 Cash - entity	2,079
1130 Tenant accounts receivable	7,076
1200 Miscellaneous prepaid expenses	45,311
1100T Total Current Assets		$ 323,156

Deposits Held In Trust - Funded
1191 Tenant deposits held in trust		61,430

Restricted Deposits And Funded Reserves
1310 Escrow deposits	114,949
1320 Replacement reserve	276,956
1300T Total Deposits		391,905

Fixed Assets (Note 2)
1410 Land	620,000
1420 Buildings	6,607,108
1440 Building equipment - portable	488,841
1400T Total Fixed Assets	7,715,949
1495 Less: Accumulated depreciation	4,345,150
1400N Net Fixed Assets		3,370,799

Other Assets
1520 Intangible assets	432,262
1590 Miscellaneous other assets	7,000
1500T Total Other Assets		439,262

1000T Total Assets		$ 4,586,552

BALANCE SHEET

December 31, 2002

Liabilities
Current Liabilities
2110 Accounts payable - operations	$ 20,518
2113 Accounts payable - entity	17,069
2120 Accrued wages payable	4,656
2123 Accrued management fee payable (Note 4)	8,097
2150 Accrued property taxes	181,591
2170 Mortgage payable - first mortgage (short-term) (Note 2)	51,413
2210 Prepaid revenue	3,704
2122T Total Current Liabilities		$ 287,048

Deposit And Prepayment Liabilities
2191 Tenant deposits held in trust (contra)		40,585

Long-Term Liabilities
2320 Mortgage payable - first mortgage (Note 2)		4,632,510

2000T Total Liabilities		4,960,143

Partners' Equity (Deficit)

3130 Partners' equity (deficit)		(373,591)

2033T Total Liabilities And Partners' Equity (Deficit)		$ 4,586,552

STATEMENT OF PROFIT AND LOSS
For The Year Ended December 31, 2002
Part 1	Description of Account	Acct. No.	Amount
	Rent Revenue - Gross Potential	5120	$ 1,242,742
	Tenant Assistance Payments	5121	$ 470,011
	Rent Revenue - Stores and Commercial	5140	$
	Garage and Parking Spaces	5170	$
Rental	Flexible Subsidy Revenue	5180	$
Revenue	Miscellaneous Rent Revenue	5190	$
5100	Excess Rent	5191	$
	Rent Revenue/Insurance	5192	$
	Special Claims Revenue	5193	$
	Retained Excess Income	5194	$
	Total Rent Revenue	5100T		$ 1,712,753
	Apartments	5220	$ 160,354
	Stores and Commercial	5240	$
Vacancies	Rental Concessions	5250	$ 13,709
5200	Garage and Parking Spaces	5270	$
	Miscellaneous	5290	$
	Total Vacancies	5200T		$ 174,063
	Net Rental Revenue Rent Revenue Less Vacancies	5152N		$ 1,538,690
5300	Nursing Homes/ Assisted Living/ Board and Care/ Other Elderly Care/ Coop/ and Other Revenues	5300
	Financial Revenue - Project Operations	5410	$ 6,199
Financial	Revenue from Investments - Residual Receipts	5430	$
Revenue	Revenue from Investments - Replacement Reserve	5440	$ 6,174
5400	Revenue from Investments - Miscellaneous	5490	$
	Total Financial Revenue	5400T		$ 12,373
	Laundry and Vending Revenue	5910	$ 430
Other	Tenant Charges	5920	$ 17,909
Revenue	Interest Reduction Payments Revenue	5945	$
5900	Miscellaneous Revenue	5990	$
	Total Other Revenue	5900T		$ 18,339
	Total Revenue	5000T		$ 1,569,402
	Conventions and Meetings	6203	$
	Management Consultants	6204	$
	Advertising and Marketing	6210	$ 16,400
	Other Renting Expenses	6250	$
	Office Salaries	6310	$ 26,548
Administrative	Office Expenses	6311	$ 23,500
Expenses	Office or Model Apartment Rent	6312	$ 9,352
6200/6300	Management Fee	6320	$ 88,233
	Manager or Superintendent Salaries	6330	$ 43,890
	Administrative Rent Free Unit	6331	$
	Legal Expenses - Project	6340	$ 2,959
	Audit Expense	6350	$ 9,850
	Bookkeeping Fees/Accounting Services	6351	$ 7,392
	Bad Debts	6370	$ 10,008
	Miscellaneous Administrative Expenses	6390	$ 8,812
	Total Administrative Expenses	6263T		$ 246,944
	Fuel Oil/Coal	6420	$
Utilities	Electricity	6450	$ 27,434
Expense	Water	6451	$ 35,385
6400	Gas	6452	$ 82,411
	Sewer	6453	$ 15,920
	Total Utilities Expense	6400T		$ 161,150
	Total Expenses (Carry forward to Page 2)			$ 408,094

Project Name: Hawthorn Housing Limited Partnership
		Balance Carried Forward		$ 408,094

Part 1	Description of Account	Acct. No.	Amount
	Payroll	6510	$ 116,930
	Supplies	6515	$ 38,336
	Contracts	6520	$ 132,913
Operating	Operating and Maintenance Rent Free Unit	6521	$
Maintenance	Garbage and Trash Removal	6525	$ 9,428
Expenses	Security Payroll/Contract	6530	$
6500	Security Rent Free Unit	6531	$
	Heating/Cooling Repairs and Maintenance	6546	$ 95
	Snow Removal	6548	$ 8,048
	Vehicle and Maintenance Equipment Operation and Repairs	6570	$
	Miscellaneous Operating and Maintenance Expenses	6590	$ 235
	Total Operating and Maintenance Expenses	6500T		$ 305,985
	Real Estate Taxes	6710	$ 175,200
	Payroll Taxes (Project's Share)	6711	$ 15,148
Taxes	Property and Liability Insurance (Hazard)	6720	$ 35,188
and	Fidelity Bond Insurance	6721	$ 1,160
Insurance	Workmen's Compensation	6722	$ 4,686
6700	Health Insurance and Other Employee Benefits	6723	$ 9,402
	Miscellaneous Taxes, Licenses, Permits and Insurance	6790	$ 3,095
	Total Taxes and Insurance	6700T		$ 243,879
	Interest on Mortgage Payable	6820	$ 310,887
Financial	Interest on Notes Payable (Long-Term)	6830	$
Expenses	Interest on Notes Payable (Short-Term)	6840	$
6800	Mortgage Insurance Premium/Service Charge	6850	$ 23,100
	Miscellaneous Financial Expenses	6890	$ 190
	Total Financial Expenses			$ 334,177
6900	Nursing Homes/ Assisted Living/ Board and Care/ Other Elderly Care Expenses	6900	$
	Total Cost of Operations before Depreciation and Amortization	6000T		$ 1,292,135
	Profit (Loss) before Depreciation and Amortization	5060T		$ 277,267
	Depreciation Expense	6600	$ 220,120
	Amortization Expense	6610	$ 14,400
	Total Depreciation and Amortization			$ 234,520
	Operating Profit or (Loss)	5060N		$ 42,747
	Officer's Salaries	7110	$
Corporate or	Legal Expenses	7120	$ 703
Mortgagor	Federal, State, and Other Income Taxes	7130	$
Entity	Interest Income	7140	$
Expenses	Interest on Notes Payable	7141	$
7100	Interest on Mortgage Payable	7142	$
	Other Expenses Amortization of organization costs	7190	$
	Net Entity Expenses	7100T		$ 703
	Profit or Loss (Net Income or Loss)	3250		$ 42,044

Miscellaneous or other Income and Expense Sub-account Groups. If miscellaneous or other income and/or expense sub-accounts (5190, 5290, 5490, 5990, 6390, 6590, 6790, 6890 and 7190) exceed the Account Groupings by 10% or more, attach a separate schedule describing or explaining the miscellaneous income or expense.

Part II
1.

Total mortgage principal payments required during the audit year (12 monthly payments). This applies to all direct loans and HUD-held and fully insured mortgages. Any HUD approved second mortgages should be included in the figures. (S1000-010)

$ 48,404

2.

Total of 12 monthly deposits in the audit year into the Replacement Reserve account, as required by the Regulatory Agreement even if payments may be temporarily suspended or reduced. (Account S1000-020)

$ 18,600

3.	Replacement Reserve or Residual Receipts releases which are included as expense items on this Profit and Loss Statement. (Account S1000-030)	$ 59,754

4.	Project Improvement Reserve Releases under the Flexible Subsidy Program that are included as expense items on this Profit and Loss Statement. (Account S1000-040)	$

STATEMENT OF PARTNERS' EQUITY (DEFICIT)

For The Year Ended December 31, 2002

S1100-010	Beginning Of Year	$ (12,288)

3250	Net Income	42,044

S1200-420	Distributions	(403,347)

3130	End Of Year	$(373,591)

STATEMENT OF CASH FLOWS

For The Year Ended December 31, 2002
Cash Flows From Operating Activities	Amount
Receipts:
S1200-010 Rental receipts	$ 1,530,545
S1200-020 Interest receipts	12,373
S1200-030 Other operating receipts	18,339
S1200-040 Total Receipts	1,561,257

Disbursements:
S1200-050 Administrative	165,847
S1200-070 Management fee	88,024
S1200-090 Utilities	162,845
S1200-100 Salaries and wages	116,547
S1200-110 Operating and maintenance	189,595
S1200-120 Real estate taxes	165,178
S1200-140 Property insurance	45,181
S1200-150 Miscellaneous taxes and insurance	33,491
S1200-160 Tenant security deposits	9,860
S1200-180 Interest on mortgage	310,887
S1200-210 Mortgage insurance premium (MIP)	23,100
S1200-220 Miscellaneous financial	190
S1200-230 Total Disbursements	1,310,745
S1200-240 Net Cash Provided By Operating Activities	250,512

Cash Flows From Investing Activities
S1200-245 Net deposits to the mortgage escrow account	(12,057)
S1200-250 Net releases from the reserve for replacement account	56,327
S1200-330 Net purchases of fixed assets	(21,347)
S1200-340 Other investing activities	3,000
S1200-350 Net Cash Provided By Investing Activities	25,923

Cash Flows From Financing Activities
S1200-360 Mortgage principal payments	(48,404)
S1200-420 Distributions	(403,347)
S1200-460 Net Cash Used In Financial Activities	(451,751)

S1200-470 Net Decrease In Cash And Cash Equivalents	(175,316)

S1200-480 Beginning Of Period Cash and Cash Equivalents	446,085

S1200T End of Period Cash And Cash Equivalents	$ 270,769

STATEMENT OF CASH FLOWS

For The Year Ended December 31, 2002
Reconciliation Of Net Income To Net Cash Provided By Operating Activities	Account	Amount
3250 Net income		$ 42,044
Adjustments to reconcile net income to net cash provided by operating activities:
6600 Depreciation		220,120
6610 Amortization		14,400
Change in assets and liabilities:
S1200-490 Increase in tenant accounts receivable		(2,227)
S1200-520 Increase in prepaid expenses		(9,993)
S1200-530 Increase in cash restricted for tenant security deposits		(3,600)
S1200-540 Decrease in accounts payable		(9,371)
S1200-560 Increase in accrued liabilities		10,614
S1200-580 Decrease in tenant security deposits held in trust		(6,260)
S1200-590 Decrease in prepaid revenue		(5,918)
S1200-605 Increase in entity liability accounts:
S1200-606 Increase in accounts payable - entity	S1200-607	703

S1200-610 Net Cash Provided By Operating Activities		$ 250,512

NOTES TO FINANCIAL STATEMENTS
December 31, 2002

1. Organization And Summary Of Significant Accounting Policies

Organization (S3100-010)

Hawthorn Housing Limited Partnership (the Partnership) was organized as a limited partnership during June 1984 for the purpose of constructing and operating a rental housing project (the Project) pursuant to a regulatory agreement with Illinois Housing Development Authority (IHDA). In November 1997, the Project was refinanced under Section 223(f) of the National Housing Act. The Project consists of 176 units located in Woodridge, Illinois, operating under the name of Hawthorn Ridge Apartments. The Project is regulated by the U.S. Department of Housing and Urban Development (HUD) and IHDA, as administrator of the housing assistance contract, as to rent charges and operating methods.

The regulatory agreement with HUD limits annual distributions of net operating receipts to surplus cash. At December 31, 2002, there was surplus cash in the amount of $252,560 available for distribution.

Significant Accounting Policies (S3100-040)

The following significant accounting policies have been followed in the preparation of the financial statements:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

The Partnership considers all temporary cash investments as cash equivalents. These temporary cash investments are securities held for cash management purposes, having maturities of three months or less.

The Partnership deposits its cash in financial institutions. At times, deposits exceed federally insured limits. The Partnership has not experienced losses in such accounts.

Tenant accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides an allowance for doubtful accounts equal to the estimated collection losses that will be incurred in collection of all receivables. The estimated losses are based on a review of the current status of the existing receivables. No allowance for doubtful accounts was provided for at December 31, 2002 as none was deemed necessary by management.

Rental property is carried as cost. Depreciation is provided using straight-line and accelerated methods over estimated useful lives ranging from 5 to 40 years.

The replacement reserve can only be used for improvements to buildings upon prior approval of HUD.

Deferred loan costs of $506,303 consist of fees for obtaining the HUD insured mortgage loan and are being amortized using the straight-line method over the life of the mortgage loan. Accumulated amortization amounted to $74,041 at December 31, 2002.

Income or loss of the Partnership is allocated .01% to the general partner and 99.99% to the limited partners. No income tax provision has been included in the financial statements since income or loss of the Partnership is required to be reported by the partners on their respective income tax returns.

2. Mortgage Payable (S3100-050)

The mortgage payable is insured by the Department of Housing and Urban Development and collateralized by a deed of trust on the rental property. The mortgage is payable to P/R Mortgage & Investment Corp. and bears interest at the rate of 6.6% per annum. Principal and interest are payable by the Partnership in monthly installments of $29,940 through December 2032.

Under agreements with the mortgage lender and HUD, the Partnership is required to make monthly escrow deposits for property taxes, insurance, mortgage insurance and replacement of Project assets.

The scheduled maturities of the mortgage payable at December 31, 2002 are as follows: (S3100-x1x)

Year		Amount

2003	S3100-060	52,413
2004	S3100-070	54,911
2005	S3100-080	58,647
2006	S3100-090	62,637
2007	S3100-100	66,898
Thereafter	S3100-110	4,389,417

		$ 4,683,923

3. Commitments (S3100-x3x) (S3100-240)

The Partnership has entered into a regulatory agreement with HUD which regulates, among other things, the rents which may be charged for apartment units in the Project, prohibits the sale of the project without HUD consent, limits the annual distribution of cash flow to the partners and otherwise regulates the relationship between the Partnership and HUD.

The Department of Housing and Urban Development, through a program administered by the Illinois Housing Development Authority, has contracted with the Partnership, effective December 1976, under Section 8 of the National Housing Act of 1968, to make housing assistance payments to the project on behalf of qualified tenants. The term of the agreement is five years with renewal options for terms not to exceed 40 years.

4. Related Party Transactions (S3100-200)

The Project is managed by Alan Fox Real Estate Investment and Management Co., Inc., an affiliate of the special limited partner. The management contract provides for a management fee of 5.4% of gross collections. The management contract was amended effective July 1, 2002 to provide for a management fee of 6% of gross collections. Total fees incurred for 2002 were $88,233. At December 31, 2002, management fees of $7,481 are payable to Alan A. Fox Real Estate Investment and Management Co., Inc. (53100-230).

Alan A. Fox Real Estate Investment and Management Co., Inc. also receives a monthly accounting services fee of $3.50 per unit. This fee is charged for services which are not included in the monthly management fee. Total fees incurred during 2002 were $7,392. At December 31, 2002, fees of $616 are payable to Alan A. Fox Real Estate Investment and Management Co., Inc.

S3100-210	Company Name	Alan A. Fox Real Estate Investment and Management Co., Inc.

S3100-220	Amount Received	$95,416

SUPPORTING DATA REQUIRED BY HUD
December 31, 2002

Replacement Reserve

In accordance with the provisions of the regulatory agreement, restricted cash is held by P/R Mortgage & Investment Corp. to be used for replacement of property with the approval of HUD as follows:

1320P	Balance at beginning of year	$ 333,283
1320DT	Total monthly deposits
	($1,550 x 12)	18,600

1320ODT	Other deposits	6,174
1320OD-010	Interest income
1320OD-020	$6,174
1320WT	Approved withdrawals	(81,101)

1320	Balance at end of year, confirmed by mortgagee	$ 276,956

PROJECT NAME Hawthorne Housing Limited Partnership	FISCAL PERIOD ENDED: 12/31/02	PROJECT NUMBER: 071-11069

Part A - Compute Surplus Cash
Cash
1.	Cash (Accounts 1120, 1170, 1191 minus Account 2105) (S1300-010)	$ 330,120
2.	Tenant subsidy due for period covered by financial statement (1135)	$
3.	Other (describe) (S1300-030)	$
	(a) Total Cash (Add Lines 1, 2, and 3) (S1300-040)		$ 330,120
Current Obligations
4.	Accrued mortgage interest payable (S1300-050)	$
5.	Delinquent mortgage principal payments (S1300-060)	$
6.	Delinquent deposits to reserve for replacements (S1300-070)	$
7.	Accounts payable - 30 days (S1300-075)	$ 20,518
8.	Loans and notes payable (due within 30 days) (S1300-080)	$
9.	Deficient tax insurance or MIP escrow deposits (S1300-090)	$
10.	Accrued expenses (not escrowed) (S1300-100)	$ 12,753
11.	Prepaid revenue (2210)	$ 3,704
12.	Tenant security deposits liability (2191)	$ 40,585
13.	Other current obligations (Describe) (S1300-110)	$
	(b) Total Current Obligations (Add Lines 4 through 13) (S1300-140)		$ 77,560
	(c) Surplus Cash (Deficiency) [Line (a) minus Line (b)] (S1300-150)		$ 252,560
Part B - Compute Distributions to Owners and Required Deposit to Residual Receipts
1.	Surplus Cash		$
Limited Dividend Projects
2a.	Annual distribution earned during fiscal period covered by the statement (S1300-160)	$
2b.	Distribution accrued and unpaid as of the end of the prior fiscal period (S1300-170)	$
2c.	Distributions and entity expenses paid during fiscal period covered by statement (S1300-180)	$
3.	Distribution earned but unpaid (Line 2a plus 2b minus 2c) (S1300-190)	$
4.	Amount available for distribution during next fiscal period (S1300-200)		$
5.	Deposit due residual receipts (S1300-210)		$

SUPPORTING DATA REQUIRED BY HUD (CONTINUED)

DECEMBER 31, 2002

			Assets
		Balance January 1, 2002	Additions	Deductions	Balance December 31, 2002

1410	Land	$ 620,000	$ -	$ -	$ 620,000
1420	Buildings	6,595,513	11,595	-	6,607,108
1410	Building equipment - portable	479,089	9,752	-	488,841
	Total	7,694,602	21,347	-	7,715,949

Accumulated depreciation		4,125,030	220,120	-	4,345,150

	Net Book Value	$ 3,569,572	$(198,773)	$ -	$ 3,370,799

RBG&CO.

S2200-020 Independent Auditors' Report On Internal Control

(Combined Report Applicable To Internal Control Over
Financial Reporting Based On An Audit Of Financial
Statements And Internal Control Over Compliance For
HUD-Assisted Programs)

To The Partners
Hawthorn Housing Limited Partnership

We have audited the financial statements of Hawthorne Housing Limited Partnership as of and for the year ended December 31, 2002, and have issued our report thereon dated January 28, 2003. We have also audited Hawthorn Housing Limited Partnership's compliance with requirements applicable to HUD-assisted programs and have issued our reports thereon dated January 28, 2003.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America and the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States, and the Consolidated Audit Guide for Audits of HUD Programs (the Guide) issued by the U.S. Department of Housing and Urban Development, Office of the Inspector General. Those standards and the Guide require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and about whether Hawthorn Housing Limited Partnership complied with laws and regulations, noncompliance with which would be material to a major HUD-assisted program.

The management of Hawthorn Housing Limited Partnership is responsible for establishing and maintaining internal control. In planning and performing our audit of the financial statements, we considered Hawthorn Housing Limited Partnership's internal control over financial reporting and its internal control over compliance with requirements that would have a direct and material effect on a major HUD-assisted program in order to determine our auditing procedures for the purpose of expressing our opinions on the financial statements and on compliance and not to provide assurance on the internal control over financial reporting and the internal control over compliance.

To the Partners
Hawthorn Housing Limited Partnership

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements that would be material in relation to the financial statements or that noncompliance with applicable requirements of laws and regulations that would be material in relation to a major HUD-assisted program may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. We noted no matters involving internal control and its operation that we consider to be material weaknesses as defined above.

This report is intended solely for the information and use of management, the Illinois Housing Development Authority and the Department of Housing and Urban Development and is not intended to be and should not be used by anyone other than these specified parties.

/s/Rubin, Brown, Gornstein & Co. LLP

January 28, 2003

RBG&CO.

S2300-020

Independent Auditors' Report On Compliance With
Specific Requirements Applicable To Major HUD Programs

To The Partners
Hawthorn Housing Limited Partnership

We have audited Hawthorn Housing Limited Partnership's compliance with the specific program requirements governing federal financial reports, mortgage status, replacement reserve, security deposits, cash receipts and disbursements, tenant application, eligibility and recertification, and management functions that are applicable to each of its major HUD-assisted programs for the year ended December 31, 2002. The management of Hawthorn Housing Limited Partnership is responsible for compliance with those requirements. Our responsibility is to express an opinion on compliance with those requirements based on our audit.

We conducted our audit of compliance in accordance with auditing standards generally accepted in the United States of America, the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States, and the Consolidated Audit Guide for Audits of HUD Programs (the Guide) issued by the U.S. Department of Housing and Urban Development, Office of Inspector General. Those standards and the Guide require that we plan and perform the audit to obtain reasonable assurance about whether material noncompliance with the requirements referred to above that could have a direct and material effect on a major HUD-assisted program occurred. An audit includes examining, on a test basis, evidence about Hawthorn Housing Limited Partnership's compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion. Our audit does not provide a legal determination of Hawthorn Housing Limited Partnership's compliance with those requirements.

To The Partners
Hawthorn Housing Limited Partnership

In our opinion, Hawthorn Housing Limited Partnership complied, in all material respects, with the requirements described above that are applicable to each of its major HUD-assisted programs for the year ended December 31, 2002.

This report is intended solely for the information and use of management, the Illinois Housing Development Authority and the Department of Housing and Urban Development and is not intended to be and should not be used by anyone other than these specified parties.

/s/Rubin, Brown, Gornstein & Co. LLP

January 28, 2003

Rubin, Brown, Gornstein & Co. LLP	One North Brentwood
Certified Public Accountants/Business Consultants	St. Louis, MO 63105

314/290-3300 TEL www.rbgco.com	314/290-3400 FAX

RBG&CO.

S2500-020

Independent Auditors' Report On Compliance With Specific
Requirements Applicable To Fair Housing and Non-Discrimination

To The Partners
Hawthorn Housing Limited Partnership

We have applied procedures to test Hawthorn Housing Limited Partnership's compliance with Fair Housing and Non-Discrimination requirements applicable to its HUD-assisted programs for the year ended December 31, 2002.

Our procedures were limited to the applicable compliance requirement described by the Consolidated Audit Guide for Audits of HUD Programs (the Guide) issued by the U.S. Department of Housing and Urban Development, Office of Inspector General. Our procedures were substantially less in scope than an audit, the objective of which is the expression of an opinion on Hawthorn Housing Limited Partnership's compliance with Fair Housing and Non-Discrimination requirements. Accordingly, we do not express such an opinion.

The results of our tests disclosed no instances of noncompliance that are required to be reported herein under the Guide.

This report is intended solely for the information and use of management, the Illinois Housing Development Authority and the Department of Housing and Urban Development and is not intended to be and should not be used by anyone other than these specified parties.

/s/Rubin, Brown, Gornstein & Co. LLP

January 28, 2003

Rubin, Brown, Gornstein & Co. LLP	One North Brentwood
Certified Public Accountants/Business Consultants	St. Louis, MO 63105

314/290-3300 TEL www.rbgco.com	314/290-3400 FAX

HAWTHORN HOUSING LIMITED PARTNERSHIP
PROJECT NO. 071-11069

Auditors' Comment On Audit Resolution
Matters Relating To The HUD Programs (S2800-x1x)

S2800-005	Previous Finding Reference Number - 2001 - 1

S2800-010	Narrative - Fidelity bond coverage amount is less than two months potential collections.

S2800-020	Status CLEARED

S2800-030	Reporting Period December 31, 2001

HAWTHORN HOUSING
LIMITED PARTNERSHIP
071-11069
FINANCIAL STATEMENTS
DECEMBER 31, 2001

Contents
Independent Auditor's Report	1
Balance Sheet	2 - 3
Statement of Profit and Loss	4 - 5
Statement of Partners' Equity (Deficit)	6
Statement of Cash Flows	7 - 8
Notes to Financial Statements	9 - 11
Supporting Data Required by HUD	12 - 14
Independent Auditors' Report on Internal Control	15 - 16
Independent Auditors' Report on Compliance With Specific Requirements Applicable to Major HUD Programs	17 - 18
Independent Auditors' Report on Compliance With Specific Requirements Applicable to Fair Housing and Non-Discrimination	19
Schedule of Findings and Questioned Costs	20
Auditors' Comment on Audit Resolution Matters Relating To The HUD Programs	21

RBG&CO.

S2100-020 Independent Auditors' Report

To The Partners
Hawthorn Housing Limited Partnership

We have audited the accompanying balance sheet of Hawthorn Housing Limited Partnership, Project No. 071-11069, a limited partnership, as of December 31, 2001 and the related statements of profit and loss, partners' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America and Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hawthorn Housing Limited Partnership as of December 31, 2001 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

In accordance with Government Auditing Standards and the Consolidated Audit Guide for Audits of HUD Programs issued by the U.S. Department of Housing and Urban Development, we have also issued a report dated January 29, 2002 on our consideration of Hawthorn Housing Limited Partnership's internal control and reports dated January 29, 2002 on its compliance with specific requirements applicable to major HUD programs and specific requirements applicable to Fair Housing and Non-Discrimination. Those reports are an integral part of an audit performed in accordance with Government Auditing Standards and should be read in conjunction with this report in considering the results of our audit.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplementary information (shown on Pages 14 through 16) is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the financial statements and, in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.

/s/Rubin, Brown, Gornstein & Co. LLP

January 29, 2002

Rubin, Brown, Gornstein & Co. LLP	230 South Bemiston Avenue
Certified Public Accountants/Business Consultants	St. Louis, MO 63105

314/727-8150 TEL www.rbgco.com	314/727-9195 FAX

BALANCE SHEET

December 31, 2001

Assets
Current Assets
1120 Cash - operations	$ 444,034
1125 Cash - entity	2,051
1130 Tenant accounts receivable	4,849
1200 Miscellaneous prepaid expenses	35,318
1100T Total Current Assets		$ 486,252

Deposits Held In Trust - Funded
1191 Tenant deposits held in trust		57,830

Restricted Deposits And Funded Reserves
1310 Escrow deposits	102,892
1320 Replacement reserve	333,283
1300T Total Deposits		436,175

Fixed Assets (Note 2)
1410 Land	620,000
1420 Buildings	6,595,513
1440 Building equipment - portable	479,089
1400T Total Fixed Assets	7,694,602
1495 Less: Accumulated depreciation	4,125,030
1400N Net Fixed Assets		3,569,572

Other Assets
1520 Intangible assets	446,662
1590 Miscellaneous other assets	10,000
1500T Total Other Assets		456,662

1000T Total Assets		$ 5,006,491

BALANCE SHEET

December 31, 2001

Liabilities
Current Liabilities
2110 Accounts payable - operations	$ 29,889
2113 Accounts payable - entity	16,366
2120 Accrued wages payable	4,273
2123 Accrued management fee payable	7,888
2150 Accrued property taxes	171,569
2170 Mortgage payable - first mortgage (short-term) (Note 2)	48,138
2210 Prepaid revenue	9,622
2122T Total Current Liabilities		$ 287,745

Deposit And Prepayment Liabilities
2191 Tenant deposits held in trust (contra)		46,845

Long-Term Liabilities
2320 Mortgage payable - first mortgage (Note 2)		4,684,189

2000T Total Liabilities		5,018,779

Partners' Equity (Deficit)

3130 Partners' equity (deficit)		(12,288)

2033T Total Liabilities And Partners' Equity (Deficit)		$ 5,006,491

STATEMENT OF PROFIT AND LOSS
For The Year Ended December 31, 2001
Part 1	Description of Account	Acct. No.	Amount
	Rent Revenue - Gross Potential	5120	$ 1,208,889
	Tenant Assistance Payments	5121	$ 442,164
	Rent Revenue - Stores and Commercial	5140	$
	Garage and Parking Spaces	5170	$
Rental	Flexible Subsidy Revenue	5180	$
Revenue	Miscellaneous Rent Revenue	5190	$
5100	Excess Rent	5191	$
	Rent Revenue/Insurance	5192	$
	Special Claims Revenue	5193	$
	Retained Excess Income	5194	$
	Total Rent Revenue	5100T		$ 1,651,053
	Apartments	5220	$ 53,762
	Stores and Commercial	5240	$
Vacancies	Rental Concessions	5250	$ 5,878
5200	Garage and Parking Spaces	5270	$
	Miscellaneous	5290	$
	Total Vacancies	5200T		$ 59,640
	Net Rental Revenue Rent Revenue Less Vacancies	5152N		$ 1,591,413
5300	Nursing Homes/ Assisted Living/ Board and Care/ Other Elderly Care/ Coop/ and Other Revenues	5300
	Financial Revenue - Project Operations	5410	$ 15,126
Financial	Revenue from Investments - Residual Receipts	5430	$
Revenue	Revenue from Investments - Replacement Reserve	5440	$ 21,178
5400	Revenue from Investments - Miscellaneous	5490	$
	Total Financial Revenue	5400T		$ 36,304
	Laundry and Vending Revenue	5910	$ 5,893
Other	Tenant Charges	5920	$ 22,677
Revenue	Interest Reduction Payments Revenue	5945	$
5900	Miscellaneous Revenue	5990	$
	Total Other Revenue	5900T		$ 28,570
	Total Revenue	5000T		$ 1,656,287
	Conventions and Meetings	6203	$
	Management Consultants	6204	$
	Advertising and Marketing	6210	$ 15,456
	Other Renting Expenses	6250	$
	Office Salaries	6310	$ 23,596
Administrative	Office Expenses	6311	$ 18,677
Expenses	Office or Model Apartment Rent	6312	$ 8,996
6200/6300	Management Fee	6320	$ 85,820
	Manager or Superintendent Salaries	6330	$ 39,503
	Administrative Rent Free Unit	6331	$
	Legal Expenses - Project	6340	$ 10,172
	Audit Expense	6350	$ 9,650
	Bookkeeping Fees/Accounting Services	6351	$ 7,392
	Bad Debts	6370	$ 21,729
	Miscellaneous Administrative Expenses	6390	$ 8,467
	Total Administrative Expenses	6263T		$ 249,458
	Fuel Oil/Coal	6420	$
Utilities	Electricity	6450	$ 26,706
Expense	Water	6451	$ 33,749
6400	Gas	6452	$ 109,481
	Sewer	6453	$ 16,350
	Total Utilities Expense	6400T		$ 186,286
	Total Expenses (Carry forward to Page 2)			$ 435,744

Project Name: Hawthorn Housing Limited Partnership
		Balance Carried Forward		$ 435,744

Part 1	Description of Account	Acct. No.	Amount
	Payroll	6510	$ 111,355
	Supplies	6515	$ 35,493
	Contracts	6520	$ 133,730
Operating	Operating and Maintenance Rent Free Unit	6521	$
Maintenance	Garbage and Trash Removal	6525	$ 9,099
Expenses	Security Payroll/Contract	6530	$
6500	Security Rent Free Unit	6531	$
	Heating/Cooling Repairs and Maintenance	6546	$
	Snow Removal	6548	$ 4,730
	Vehicle and Maintenance Equipment Operation and Repairs	6570	$
	Miscellaneous Operating and Maintenance Expenses	6590	$ 429
	Total Operating and Maintenance Expenses	6500T		$ 294,836
	Real Estate Taxes	6710	$ 169,720
	Payroll Taxes (Project's Share)	6711	$ 13,938
Taxes	Property and Liability Insurance (Hazard)	6720	$ 21,720
and	Fidelity Bond Insurance	6721	$ 888
Insurance	Workmen's Compensation	6722	$ 3,218
6700	Health Insurance and Other Employee Benefits	6723	$ 8,748
	Miscellaneous Taxes, Licenses, Permits and Insurance	6790	$ 3,095
	Total Taxes and Insurance	6700T		$ 221,327
	Interest on Mortgage Payable	6820	$ 313,970
Financial	Interest on Notes Payable (Long-Term)	6830	$
Expenses	Interest on Notes Payable (Short-Term)	6840	$
6800	Mortgage Insurance Premium/Service Charge	6850	$ 23,786
	Miscellaneous Financial Expenses	6890	$ 791
	Total Financial Expenses			$ 338,547
6900	Nursing Homes/ Assisted Living/ Board and Care/ Other Elderly Care Expenses	6900	$
	Total Cost of Operations before Depreciation and Amortization	6000T		$ 1,290,454
	Profit (Loss) before Depreciation and Amortization	5060T		$ 365,833
	Depreciation Expense	6600	$ 228,035
	Amortization Expense	6610	$ 14,465
	Total Depreciation and Amortization			$ 242,500
	Operating Profit or (Loss)	5060N		$ 123,333
	Officer's Salaries	7110	$
Corporate or	Legal Expenses	7120	$ 16,366
Mortgagor	Federal, State, and Other Income Taxes	7130	$
Entity	Interest Income	7140	$ (73)
Expenses	Interest on Notes Payable	7141	$
7100	Interest on Mortgage Payable	7142	$
	Other Expenses Amortization of organization costs	7190	$
	Net Entity Expenses	7100T		$ 16,293
	Profit or Loss (Net Income or Loss)	3250		$ 107,040

Miscellaneous or other Income and Expense Sub-account Groups. If miscellaneous or other income and/or expense sub-accounts (5190, 5290, 5490, 5990, 6390, 6590, 6790, 6890 and 7190) exceed the Account Groupings by 10% or more, attach a separate schedule describing or explaining the miscellaneous income or expense.

Part II
1.

Total mortgage principal payments required during the audit year (12 monthly payments). This applies to all direct loans and HUD-held and fully insured mortgages. Any HUD approved second mortgages should be included in the figures. (S1000-010)

$ 45,320

2.

Total of 12 monthly deposits in the audit year into the Replacement Reserve account, as required by the Regulatory Agreement even if payments may be temporarily suspended or reduced. (Account S1000-020)

$ 18,600

3.	Replacement Reserve or Residual Receipts releases which are included as expense items on this Profit and Loss Statement. (Account S1000-030)	$ 104,164

4.	Project Improvement Reserve Releases under the Flexible Subsidy Program that are included as expense items on this Profit and Loss Statement. (Account S1000-040)	$

STATEMENT OF PARTNERS' EQUITY (DEFICIT)
For The Year Ended December 31, 2001

S1100-010	Beginning Of Year	$ 257,927

3250	Net Income	107,040

S1200-420	Distributions	(377,255)

3130	End Of Year	$ (12,288)

STATEMENT OF CASH FLOWS

For The Year Ended December 31, 2001
Cash Flows From Operating Activities	Account	Amount
Receipts:
S1200-010 Rental receipts		$ 1,599,866
S1200-020 Interest receipts		36,377
S1200-030 Other operating receipts		28,570
S1200-040 Total Receipts		1,664,813

Disbursements:
S1200-050 Administrative		157,148
S1200-070 Management fee		85,514
S1200-090 Utilities		199,192
S1200-100 Salaries and wages		110,652
S1200-110 Operating and maintenance		184,407
S1200-120 Real estate taxes		148,151
S1200-140 Property insurance		21,940
S1200-150 Miscellaneous taxes and insurance		29,887
S1200-160 Tenant security deposits		(4,679)
S1200-180 Interest on mortgage		313,970
S1200-210 Mortgage insurance premium (MIP)		23,786
S1200-220 Miscellaneous financial		791
S1200-225 Entity disbursements:
S1200-226 Payment of entity accounts payable	S1200-227	1,972
S1200-230 Total Disbursements		1,272,731
S1200-240 Net Cash Provided By Operating Activities		392,082

Cash Flows From Investing Activities
S1200-245 Net releases from the mortgage escrow account		(10,318)
S1200-250 Net releases from the reserve for replacement account		64,386
S1200-340 Other investing activities		3,000
S1200-350 Net Cash Provided By Investing Activities		57,068

Cash Flows From Financing Activities
S1200-360 Mortgage principal payments		(45,320)
S1200-420 Distributions		(377,255)
S1200-460 Net Cash Used In Financial Activities		422,575

S1200-470 Net Increase In Cash And Cash Equivalents		26,575

S1200-480 Beginning Of Period Cash and Cash Equivalents		419,510

S1200T End of Period Cash And Cash Equivalents		$ 446,085

STATEMENT OF CASH FLOWS

For The Year Ended December 31, 2001
Reconciliation Of Net Income To Net Cash Provided By Operating Activities	Account	Amount
3250 Net income		$ 107,040
Adjustments to reconcile net income to net cash provided by operating activities:
6600 Depreciation		228,035
6610 Amortization		14,465
Change in assets and liabilities:
S1200-490 Decrease in tenant accounts receivable		4,418
S1200-520 Increase in prepaid expenses		(220)
S1200-530 Decrease in cash restricted for tenant security deposits		6,170
S1200-540 Decrease in accounts payable		(7,342)
S1200-560 Increase in accrued liabilities		22,578
S1200-580 Decrease in tenant security deposits held in trust		(1,491)
S1200-590 Increase in prepaid revenue		4,035
S1200-605 Increase in entity liability accounts:
S1200-606 Increase in accounts payable - entity	S1200-607	14,394

S1200-610 Net Cash Provided By Operating Activities		$ 392,082

NOTES TO FINANCIAL STATEMENTS
December 31, 2001

1. Organization And Summary Of Significant Accounting Policies

Organization (S3100-010)

Hawthorn Housing Limited Partnership (the Partnership) was organized as a limited partnership during June 1984 for the purpose of constructing and operating a rental housing project (the Project) pursuant to a regulatory agreement with Illinois Housing Development Authority (IHDA). In November 1997, the Project was refinanced under Section 223(f) of the National Housing Act. The Project consists of 176 units located in Woodridge, Illinois, operating under the name of Hawthorn Ridge Apartments. The Project is regulated by the U.S. Department of Housing and Urban Development (HUD) and the Illinois Housing Development Authority (IHDA), as administrator of the housing assistance contract, as to rent charges and operating methods.

The regulatory agreement with HUD limits annual distributions of net operating receipts to surplus cash. At December 31, 2001, there was "surplus cash" in the amount of $403,347 available for distribution.

Significant Accounting Policies (S3100-040)

The following significant accounting policies have been followed in the preparation of the financial statements:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

The Partnership considers all temporary cash investments as cash equivalents. These temporary cash investments are securities held for cash management purposes, having maturities of three months or less.

The Partnership deposits its cash in financial institutions. At times, deposits exceed federally insured limits. The Partnership has not experienced losses in such accounts.

The Partnership provides an allowance for doubtful accounts equal to the estimated collection losses that will be incurred in collection of all receivables. The estimated losses are based on a review of the current status of the existing receivables. No allowance for doubtful accounts was provided for at December 31, 2001 as none was deemed necessary by management.

Rental property is carried as cost. Depreciation is provided using straight-line and accelerated methods over estimated useful lives ranging from five to forty years.

The replacement reserve can only be used for improvements to buildings upon prior approval of HUD.

Deferred loan costs of $506,303 consist of fees for obtaining the HUD insured mortgage loan and are being amortized using the straight-line method over the life of the mortgage loan. Accumulated amortization amounted to $59,641 at December 31, 2001.

Income or loss of the Partnership is allocated .01% to the general partner and 99.99% to the limited partners. No income tax provision has been included in the financial statements since income or loss of the Partnership is required to be reported by the partners on their respective income tax returns.

2. Mortgage Payable (S3100-050)

The mortgage payable is insured by the Department of Housing and Urban Development and collateralized by a deed of trust on the rental property. The mortgage is payable to P/R Mortgage & Investment Corp. and bears interest at the rate of 6.6% per annum. Principal and interest are payable by the Partnership in monthly installments of $29,940 through December 2032.

Under agreements with the mortgage lender and HUD, the Partnership is required to make monthly escrow deposits for property taxes, insurance, mortgage insurance and replacement of Project assets.

The scheduled maturities of the mortgage payable at December 31, 2001 are as follows: (S3100-x1x)

Year		Amount

2002	S3100-060	48,138
2003	S3100-070	51,413
2004	S3100-080	54,911
2005	S3100-090	58,647
2006	S3100-100	62,637
Thereafter	S3100-110	4,456,581

		$ 4,732,327

3. Commitments (S3100-x3x) (S3100-240)

The Partnership has entered into a regulatory agreement with HUD which regulates, among other things, the rents which may be charged for apartment units in the Project, prohibits the sale of the project without HUD consent, limits the annual distribution of cash flow to the partners and otherwise regulates the relationship between the Partnership and HUD.

The Department of Housing and Urban Development, through a program administered by the Illinois Housing Development Authority, has contracted with the Partnership, effective December 1976, under Section 8 of the National Housing Act of 1968, to make housing assistance payments to the project on behalf of qualified tenants. The term of the agreement is five years with renewal options for terms not to exceed forty years.

4. Related Party Transactions (S3100-200)

The Project is managed by Alan Fox Real Estate Investment and Management Co., Inc., an affiliate of the special limited partner. The management contract provides for a management fee of 5.4% of gross collections. Total fees incurred for 2001 were $85,820. At December 31, 2001, management fees of $7,272 are payable to Alan A. Fox Real Estate Investment and Management Co., Inc. (53100-230).

Alan A. Fox Real Estate Investment and Management Co., Inc. also receives a monthly accounting services fee of $3.50 per unit. This fee is charged for services which are not included in the monthly management fee. Total fees incurred during 2001 were $7,392. At December 31, 2001, fees of $616 are payable to Alan A. Fox Real Estate Investment and Management Co., Inc.

S3100-210	Company Name	Alan A. Fox Real Estate Investment and Management Co., Inc.

S3100-220	Amount Received	$93,522

SUPPORTING DATA REQUIRED BY HUD
December 31, 2001

Replacement Reserve

In accordance with the provisions of the regulatory agreement, restricted cash is held by P/R Mortgage & Investment Corp. to be used for replacement of property with the approval of HUD as follows:

1320P	Balance at beginning of year	$ 397,669
1320DT	Total monthly deposits
	($1,550 x 12)	18,600

1320ODT	Other deposits	21,178
1320OD-010	Interest income
1320OD-020	$21,178
1320WT	Approved withdrawals	(104,164)

1320	Balance at end of year, confirmed by mortgagee	$ 333,283

PROJECT NAME Hawthorne Housing Limited Partnership	FISCAL PERIOD ENDED: 12/31/01	PROJECT NUMBER: 071-11069

Part A - Compute Surplus Cash
Cash
1.	Cash (Accounts 1120, 1170, 1191 minus Account 2105) (S1300-010)	$ 501,864
2.	Tenant subsidy due for period covered by financial statement (1135)	$
3.	Other (describe) (S1300-030)	$
	(a) Total Cash (Add Lines 1, 2, and 3) (S1300-040)		$ 501,864
Current Obligations
4.	Accrued mortgage interest payable (S1300-050)	$
5.	Delinquent mortgage principal payments (S1300-060)	$
6.	Delinquent deposits to reserve for replacements (S1300-070)	$
7.	Accounts payable - 30 days (S1300-075)	$ 29,889
8.	Loans and notes payable (due within 30 days) (S1300-080)	$
9.	Deficient tax insurance or MIP escrow deposits (S1300-090)	$
10.	Accrued expenses (not escrowed) (S1300-100)	$ 12,161
11.	Prepaid revenue (2210)	$ 9,622
12.	Tenant security deposits liability (2191)	$ 46,845
13.	Other current obligations (Describe) (S1300-110)	$
	(b) Total Current Obligations (Add Lines 4 through 13) (S1300-140)		$ 98,517
	(c) Surplus Cash (Deficiency) [Line (a) minus Line (b)] (S1300-150)		$ 403,347
Part B - Compute Distributions to Owners and Required Deposit to Residual Receipts
1.	Surplus Cash		$
Limited Dividend Projects
2a.	Annual distribution earned during fiscal period covered by the statement (S1300-160)	$
2b.	Distribution accrued and unpaid as of the end of the prior fiscal period (S1300-170)	$
2c.	Distributions and entity expenses paid during fiscal period covered by statement (S1300-180)	$
3.	Distribution earned but unpaid (Line 2a plus 2b minus 2c) (S1300-190)	$
4.	Amount available for distribution during next fiscal period (S1300-200)		$
5.	Deposit due residual receipts (S1300-210)		$

SUPPORTING DATA REQUIRED BY HUD (CONTINUED)

DECEMBER 31, 2001

			Assets
		Balance January 1, 2001	Additions	Deductions	Balance December 31, 2001

1410	Land	$ 620,000	$ -	$ -	$ 620,000
1420	Buildings	6,595,513	-	-	6,595,513
1410	Building equipment - portable	479,089	-	-	479,089
	Total	7,694,602	-	-	7,694,602

Accumulated depreciation		3,896,995	228,035	-	4,125,030

	Net Book Value	$ 3,797,607	$(228,035)	$ -	$ 3,569,572

RBG&CO.

S2200-020

Independent Auditors' Report On Internal Control

To The Partners
Hawthorn Housing Limited Partnership

We have audited the financial statements of Hawthorne Housing Limited Partnership as of and for the year ended December 31, 2001, and have issued our report thereon dated January 29, 2002. We have also audited Hawthorn Housing Limited Partnership's compliance with requirements applicable to HUD-assisted programs and have issued our reports thereon dated January 29, 2002.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America, Government Auditing Standards, issued by the Comptroller General of the United States, and the Consolidated Audit Guide for Audits of HUD Programs (the Guide) issued by the U.S. Department of Housing and Urban Development, Office of the Inspector General. Those standards and the Guide require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and about whether Hawthorn Housing Limited Partnership complied with laws and regulations, noncompliance with which would be material to a major HUD-assisted program.

The management of Hawthorn Housing Limited Partnership is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. The objectives of internal control are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition, that transactions are executed in accordance with management authorization and recorded properly to permit the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that HUD-assisted programs are managed in compliance with applicable laws and regulations. Because of inherent limitations in any internal control, errors, irregularities or instances of noncompliance may nevertheless occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that procedures may become inadequate because of changes in conditions or that the effectiveness of the design and operation of controls may deteriorate.

Rubin, Brown, Gornstein & Co. LLP	230 South Bemiston Avenue
Certified Public Accountants/Business Consultants	St. Louis, MO 63105

314/727-8150 TEL www.rbgco.com	314/727-9195 FAX

To the Partners
Hawthorn Housing Limited Partnership

In planning and performing our audits, we obtained an understanding of the design of relevant controls and determined whether they had been placed in operation, and we assessed control risk in order to determine our auditing procedures for the purpose of expressing our opinions on the financial statements of Hawthorn Housing Limited Partnership and on its compliance with specific requirements applicable to its major HUD-assisted programs and to report on internal control in accordance with the provisions of the Guide and not to provide any assurance on internal control.

We performed tests of controls, as required by the Guide, to evaluate the effectiveness of the design and operation of controls that we considered relevant to preventing or detecting material noncompliance with specific requirements applicable to Hawthorn Housing Limited Partnership's major HUD-assisted programs. Our procedures were less in scope than would be necessary to render an opinion on internal control. Accordingly, we do not express such an opinion.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements or that noncompliance with laws and regulations that would be material to a HUD-assisted program may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. We noted no matters involving internal control and its operation that we consider to be material weaknesses as defined above.

This report is intended solely for the information and use of management, the Illinois Housing Development Authority and the Department of Housing and Urban Development and is not intended to be and should not be used by anyone other than these specified parties.

/s/Rubin, Brown, Gornstein & Co. LLP

January 29, 2002

RBG&CO.

S2300-020

Independent Auditors' Report On Compliance With

Specific Requirements Applicable To Major HUD Programs

To The Partners
Hawthorn Housing Limited Partnership

We have audited the financial statements of Hawthorn Housing Limited Partnership as of and for the year ended December 31, 2001 and have issued our report thereon dated January 29, 2002. We have also audited Hawthorn Housing Limited Partnership's compliance with the specific program requirements governing federal financial reports, mortgage status, replacement reserve, security deposits, cash receipts and disbursements, tenant application, eligibility and recertification, and management functions that are applicable to each of its major HUD-assisted programs for the year ended December 31, 2001. The management of Hawthorn Housing Limited Partnership is responsible for compliance with those requirements. Our responsibility is to express an opinion on compliance with those requirements based on our audit.

We conducted our audit of compliance with those requirements in accordance with auditing standards generally accepted in the United States of America, Government Auditing Standards, issued by the Comptroller General of the United States, and the Consolidated Audit Guide for Audits of HUD Programs (the Guide) issued by the U.S. Department of Housing and Urban Development, Office of Inspector General. Those standards and the Guide require that we plan and perform the audit to obtain reasonable assurance about whether material noncompliance with the requirements referred to above occurred. An audit includes examining, on a test basis, evidence about Hawthorn Housing Limited Partnership's compliance with those requirements. We believe that our audit provides a reasonable basis for our opinion.

The results of our audit procedures disclosed an immaterial instance of noncompliance with the requirements referred to above, which is described in the accompanying Schedule of Financings and Questioned Costs. We considered this instance of noncompliance in forming our opinion on compliance, which is expressed in the following paragraph.

In our opinion, Hawthorn Housing Limited Partnership complied, in all material respects, with the requirements described above that are applicable to each of its major HUD-assisted programs for the year ended December 31, 2001.

Rubin, Brown, Gornstein & Co. LLP	230 South Bemiston Avenue
Certified Public Accountants/Business Consultants	St. Louis, MO 63105

314/727-8150 TEL www.rbgco.com	314/727-9195 FAX

To The Partners
Hawthorn Housing Limited Partnership

This report is intended solely for the information and use of management, the Illinois Housing Development Authority and the Department of Housing and Urban Development and is not intended to be and should not be used by anyone other than these specified parties.

/s/Rubin, Brown, Gornstein & Co. LLP

January 29, 2002

RBG&CO.

S2500-020

Independent Auditors' Report On Compliance With Specific
Requirements Applicable To Fair Housing and Non-Discrimination

To The Partners
Hawthorn Housing Limited Partnership

We have audited the financial statements of Hawthorn Housing Limited Partnership as of and for the year ended December 31, 2001, and have issued our report thereon dated January 29, 2002.

We have also applied procedures to test Hawthorn Housing Limited Partnership's compliance with Fair Housing and Non-Discrimination requirements applicable to its HUD-assisted programs for the year ended December 31, 2001.

Our procedures were limited to the applicable compliance requirement described by the Consolidated Audit Guide for Audits of HUD Programs (the Guide) issued by the U.S. Department of Housing and Urban Development, Office of Inspector General. Our procedures were substantially less in scope than an audit, the objective of which is the expression of an opinion on Hawthorn Housing Limited Partnership's compliance with Fair Housing and Non-Discrimination requirements. Accordingly, we do not express such an opinion.

The results of our tests disclosed no instances of noncompliance that are required to be reported herein under the Guide.

This report is intended solely for the information and use of management, the Illinois Housing Development Authority and the Department of Housing and Urban Development and is not intended to be and should not be used by anyone other than these specified parties.

/s/Rubin, Brown, Gornstein & Co. LLP

January 29, 2002

Rubin, Brown, Gornstein & Co. LLP	230 South Bemiston Avenue
Certified Public Accountants/Business Consultants	St. Louis, MO 63105

314/727-8150 TEL www.rbgco.com	314/727-9195 FAX

HAWTHORN HOUSING LIMITED PARTNERSHIP
PROJECT NO. 071-11069

Schedule Of Findings and Questioned Costs (S2700-xlx)

S2700-005	Finding Reference Number - 2001 - 1

S2700-010	Statement of Condition - Fidelity bond coverage amount is less than two months potential collections.

S2700-020	Criteria - HUD requires fidelity bond coverage be equal to at least two months potential collections.

S2700-050	Recommendation - Project management should obtain increased fidelity bond coverage.

S2700-055	Auditor Non-Compliance Code - Other

S2700-065	Amount of Questioned Costs - $0

HAWTHORN HOUSING LIMITED PARTNERSHIP

PROJECT NO. 071-11069

Auditors' Comment On Audit Resolution
Matters Relating To The HUD Programs (S2800-x1x)

S2800-005	Previous Finding Reference Number - 2000 - 1

S2800-010	Narrative - Management of the Project has no formal move-out inspection process.

S2800-020	Status CLEARED

S2800-030	Reporting Period December 31, 2000

*S2900-030	Name of Signatory #2 (if required)

* For all owning entities other than a sole proprietor or a limited partnership, this field is required.

S2900-040	Auditee Telephone Number

S2900-050	Date of Certification

HAWTHORN HOUSING
LIMITED PARTNERSHIP
071-11069
FINANCIAL STATEMENTS
DECEMBER 31, 2000

Contents

Independent Auditor's Report	1

Balance Sheet	2 - 3

Statement of Profit and Loss	4 - 5

Statement of Partners' Equity	6

Statement of Cash Flows	7 - 8

Notes to Financial Statements	9 - 11

Supporting Data Required by HUD	12 - 14

Independent Auditors' Report on Internal Control	15 - 16

Independent Auditors' Report on Compliance With Specific Requirements Applicable to Major HUD Programs	17 - 18

Independent Auditors' Report on Compliance With Specific Requirements Applicable to Fair Housing and Non-Discrimination	19

Schedule of Findings and Questioned Costs	20

RBG&CO.

S2300-020                                              Independent Auditors' Report

To The Partners
Hawthorn Housing Limited Partnership

We have audited the accompanying balance sheet of Hawthorn Housing Limited Partnership, Project No. 071-11069, a limited partnership, as of December 31, 2000 and the related statements of profit and loss, partners' equity and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards and Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hawthorn Housing Limited Partnership as of December 31, 2000 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplementary information (shown on Pages 14 through 16) is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the financial statements and, in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.

In accordance with Government Auditing Standards and the Consolidated Audit Guide for Audits of HUD Programs issued by the U.S. Department of Housing and Urban Development, we have also issued a report dated January 24, 2001 on our consideration of Hawthorn Housing Limited Partnership's internal control and reports dated January 24, 2001 on its compliance with specific requirements applicable to major HUD programs and specific requirements applicable to Fair Housing and Non-Discrimination. Those reports are an integral part of an audit performed in accordance with Government Auditing Standards and should be read in conjunction with this report in considering the results of our audit.

/s/Rubin, Brown, Gornstein & Co. LLP

January 24, 2001

Rubin, Brown, Gornstein & Co. LLP Certified Public Accountants/Business Consultants	230 South Bemiston Avenue St. Louis, MO 63105
314/727-8150 TEL www.rbgco.com	314/727-9195 FAX

BALANCE SHEET

December 31, 2000

Assets

Current Assets
1120	Cash - operations	$ 417,532
1125	Cash - entity	1,978
1130	Tenant accounts receivable	9,267
1200	Miscellaneous prepaid expenses	35,098
1100T	Total Current Assets		$463,875

Deposits Held In Trust - Funded
1191	Tenant deposits held in trust	64,000

Restricted Deposits And Funded Reserves
1310	Escrow deposits	92,574
1320	Replacement reserve	397,669
1300	Total Deposits		490,243

Fixed Assets (Note 2)
1410	Land	620,000
1420	Buildings	6,595,513
1440	Building equipment - portable	479,089
1400T	Total Fixed Assets	7,694,602

1495	Less: Accumulated depreciation	3,896,995
1400N	Net Fixed Assets		3,797,607

Other Assets
1520	Intangible assets	461,127
1590	Miscellaneous other assets	13,000
1500T	Total Other Assets		474,127

1000T	Total Assets		$5,289,852

BALANCE SHEET

December 31, 2000

Liabilities

Current Liabilities

2100	Accounts payable - operations	$ 37,231
2113	Accounts payable - entity	1,972
2120	Accrued wages payable	3,570
2123	Accrued management fee payable	7,582
2150	Accrued property taxes	150,000
2170	Mortgage payable - first mortgage (short-term) (Note 2)	45,072
2210	Prepaid revenue	5,587
2122T	Total Current Liabilities		$251,014

Deposit And Prepayment Liabilities

2191	Tenant deposits held in trust (contra)	48,336

Long-Term Liabilities

2320	Mortgage payable - first mortgage (Note 2)	4,732,575

2000T	Total Liabilities	5,031,925

Partners' Equity

3130	Partners' equity	257,927

2033T	Total Liabilities And Partners' Equity	$5,289,852

STATEMENT OF PROFIT AND LOSS
For The Year Ended December 31, 2000
Part 1	Description of Account	Acct. No.		Amount
	Rent Revenue - Gross Potential	5120		$1,154,681
	Tenant Assistance Payments	5121		$438,158
	Rent Revenue - Stores and Commercia	5140	$
	Garage and Parking Spaces	5170	$
Rental	Flexible Subsidy Revenue	5180	$
Revenue	Miscellaneous Rent Revenue	5190	$
5100	Excess Rent	5191	$
	Rent Revenue/Insurance	5192	$
	Special Claims Revenue	5193	$
	Retained Excess Income	5194	$
	Total Rent Revenue	5100T			$1,592,839
	Apartments	5220		$67,965
	Stores and Commercial	5240		$9,697
Vacancies	Rental Concessions	5250	$
5200	Garage and Parking Spaces	5270	$
	Miscellaneous	5290	$
	Total Vacancies	5200T			$77,662
	Net Rental Revenue Rent Revenue Less Vacancies	5152N			$1,515,177
5300	Nursing Homes/ Assisted Living/ Board and Care/ Other		$
	Elderly Care/ Coop/ and Other Revenues	5300	$
	Financial Revenue - Project Operations	5410		$15,892
Financial	Revenue from Investments - Residual Receipts	5430	$
Revenue	Revenue from Investments - Replacement Reserve	5440		$24,324
5400	Revenue from Investments - Miscellaneous	5490	$
	Total Financial Revenue	5400T			$40,216
	Laundry and Vending Revenue	5910		$6,040
Other	Tenant Charges	5920		$24,585
Revenue	Interest Reduction Payments Revenue	5945	$
5900	Miscellaneous Revenue	5990	$
	Total Other Revenue	5900T			$30,625
	Total Revenue	5000T			$1,586,018
	Conventions and Meetings	6203	$
	Management Consultants	6204	$
	Advertising and Marketing	6210		$15,693
	Other Renting Expenses	6250	$
	Office Salaries	6310		$20,360
Administrative	Office Expenses	6311		$19,242
Expenses	Office or Model Apartment Rent	6312		$8,763
6200/6300	Management Fee	6320		$82,360
	Manager or Superintendent Salaries	6330		$36,550
	Administrative Rent Free Unit	6331	$
	Legal Expenses - Project	6340		$9,445
	Audit Expense	6350		$8,900
	Bookkeeping Fees/Accounting Services	6351		$7,392
	Bad Debts	6370		$7,481
	Miscellaneous Administrative Expenses	6390		$73
	Total Administrative Expenses	6263T			$216,259
	Fuel Oil/Coal	6420	$
Utilities	Electricity	6450		$27,330
Expense	Water	6451		$32,489
6400	Gas	6452		$76,990
	Sewer	6453		$14,016
	Total Utilities Expense	6400T			$150,825
	Total Expenses (Carry forward to Page 2)				$367,084

Project Name: Hawthorn Housing Limited Partnership

Balance Carried Forward $ 367,084

Part 1	Description of Account	Acct. No.		Amount
	Payroll 6510			$102,059
	Supplies 6515			$28,144
	Contracts 6520			$95,944
Operating	Operating and Maintenance Rent Free Unit	6521	$
Maintenance	Garbage and Trash Removal	6525		$8,448
Expenses	Security Payroll/Contract	6530	$
6500	Security Rent Free Unit	6531	$
	Heating/Cooling Repairs and Maintenance	6546	$
	Snow Removal	6548		$13,725
	Vehicle and Maintenance Equipment Operation and Repairs	6570	$
	Miscellaneous Operating and Maintenance Expenses	6590		$805
	Total Operating and Maintenance Expenses	6500T				$249,125
	Real Estate Taxes	6710		$149,038
	Payroll Taxes (Project's Share)	6711		$16,446
Taxes	Property and Liability Insurance (Hazard)	6720		$19,436
and	Fidelity Bond Insurance	6721		$780
Insurance	Workmen's Compensation	6722		$3,912
6700	Health Insurance and Other Employee Benefits	6723		$6,439
	Miscellaneous Taxes, Licenses, Permits and Insurance	6790		$3,095
	Total Taxes and Insurance	6700T				$199,146
	Interest on Mortgage Payable	6820		$316,857
Financial	Interest on Notes Payable (Long-Term)	6830
Expenses	Interest on Notes Payable (Short-Term)	6840
6800	Mortgage Insurance Premium/Service Charge	6850		$24,004
	Miscellaneous Financial Expenses	6890		$1,058
	Total Financial Expenses					$341,919
6900	Nursing Homes/ Assisted Living/ Board and Care/ Other
	Elderly Care Expenses	6900			$
	Total Cost of Operations before Depreciation and Amortization	6000T				$1,157,274
	Profit (Loss) before Depreciation and Amortization	5060T				$428,744
	Depreciation Expense	6600		$236,271
	Amortization Expense	6610		$14,465
	Total Depreciation and Amortization					$250,736
	Operating Profit or (Loss)	5060N				$178,008
	Officer's Salaries	7110	$
Corporate or	Legal Expenses	7120		$234
Mortgagor	Federal, State, and Other Income Taxes	7130		$2,597
Entity	Interest Income	7140		$(113)
Expenses	Interest on Notes Payable	7141	$
7100	Interest on Mortgage Payable	7142	$
	Other Expenses Amortization of organization costs	7190	$
	Net Entity Expenses	7100T				$2,718
	Profit or Loss (Net Income or Loss)	3250				$175,290

Miscellaneous or other Income and Expense Sub-account Groups. If miscellaneous or other income and/or expense sub-accounts (5190, 5290, 5490, 5990, 6390, 6590, 6790, 6890 and 7190) exceed the Account Groupings by 10% or more, attach a separate schedule describing or explaining the miscellaneous income or expense.

Part II
1.

Total mortgage principal payments required during the audit year (12 monthly payments). This applies to all direct loans and HUD-held and fully insured mortgages. Any HUD approved second mortgages should be included in the figures. (S1000-010)

$ 42,433
2.

Total of 12 monthly deposits in the audit year into the Replacement Reserve account, as required by the Regulatory Agreement even if payments may be temporarily suspended or reduced. (Account S1000-020)

$ 18,600
3.	Replacement Reserve or Residual Receipts releases which are included as expense items on this Profit and Loss Statement. (Account S1000-030)	$ 25,198
4.	Project Improvement Reserve Releases under the Flexible Subsidy Program that are included as expense items on this Profit and Loss Statement. (Account S1000-040)	$

STATEMENT OF PARTNERS' EQUITY
For The Year Ended December 31, 2000

S1100-010	Beginning Of Year	$ 493,232
3250	Net Income	175,290
S1200-420	Distributions	(410,595)
3130	End Of Year	$ 257,927

STATEMENT OF CASH FLOWS

For The Year Ended December 31, 2000
Cash Flows From Operating Activities		Account	Amount
Receipts:
S1200-010	Rental receipts		$ 1,505,606
S1200-020	Interest receipts		40,329
S1200-030	Other operating receipts		30,625
S1200-040	Total Receipts		1,576,560
Disbursements:
S1200-050	Administrative	77,288
S1200-070	Management fee	82,394
S1200-090	Utilities	136,027
S1200-100	Salaries and wages	158,439
S1200-110	Operating and maintenance	148,084
S1200-120	Real estate taxes	147,125
S1200-140	Property insurance	15,575
S1200-150	Miscellaneous taxes and insurance	30,672
S1200-160	Tenant security deposits	2,068
S1200-180	Interest on mortgage	316,857
S1200-210	Mortgage insurance premium (MIP)	47,790
S1200-220	Miscellaneous financial	1,058
S1200-230	Total Disbursements	1,163,377
S1200-240	Net Cash Provided By Operating Activities	413,183
Cash Flows From Investing Activities
S1200-245	Net releases from the mortgage escrow account	26,110
S1200-250	Net releases from the reserve for replacement account	5,983
S1200-330	Net purchases of fixed assets	(15,789)
S1200-340	Other investing activities	2,000
S1200-350	Net Cash Used In Investing Activities	18,304
Cash Flows From Financing Activities
S1200-360	Mortgage principal payments	(42,433)
S1200-420	Distributions	(410,595)
S1200-450	Other financing activities	(1,459)
S1200-460	Net Cash Used In Financial Activities	(454,487)
S1200-470	Net Decrease In Cash And Cash Equivalents	(23,300)

S1200-480	Beginning Of Period Cash and Cash Equivalents	42,510

S1200T	End of Period Cash And Cash Equivalents	$ 419,510

STATEMENT OF CASH FLOWS

For The Year Ended December 31, 2000

Reconciliation Of Net Income To Net Cash Provided By Operating Activities		Account	Amount
3250	Net income		$ 175,290
Adjustments to reconcile net income to net cash provided by operating activities:
6600	Depreciation		236,271
6610	Amortization		14,465
Change in assets and liabilities:
S1200-490	Increase in tenant accounts receivable		(5,934)
S1200-520	Increase in prepaid expenses		(19,925)
S1200-530	Increase in cash restricted for tenant security deposits		(1,280)
S1200-535	(Increase) decrease in entity asset accounts
S1200-536	Increase in cash - entity	S1200-537	(113)
S1200-536	Decrease in accounts and notes receivable - entity	S1200-537	858
S1200-540	Increase in accounts payable		13,466
S1200-560	Increase in accrued liabilities		2,409
S1200-580	Decrease in tenant security deposits held in trust		(788)
S1200-590	Decrease in prepaid revenue		(3,637)
S1200-600	Other adjustments to reconcile net income to net cash provided by operating activities		16
S1200-605	Increase in entity liability accounts
S1200-606	Increase in accounts payable - entity	S1200-607	1,972

S1200-610	Net Cash Provided By Operating Activities		$ 413,070

NOTES TO FINANCIAL STATEMENTS
December 31, 2000

1.	Organization And Summary Of Significant Accounting Policies

Organization (S3100-010)

The Partnership was organized as a limited partnership during June 1984 for the purpose of constructing and operating a rental housing project pursuant to a regulatory agreement with Illinois Housing Development Authority (IHDA). In November 1997, the Project was refinanced under Section 223(f) of the National Housing Act. The project consists of 176 units located in Woodridge, Illinois, operating under the name of Hawthorn Ridge Apartments. The project is regulated by the U.S. Department of Housing and Urban Development (HUD) and the Illinois Housing Development Authority (IHDA), as administrator of the housing assistance contract, as to rent charges and operating methods.

The regulatory agreement with HUD limits annual distributions of net operating receipts to surplus cash. At December 31, 2000, there was "surplus cash" in the amount of $379,226 available for distribution.

Significant Accounting Policies (S3100-040)

The following significant accounting policies have been followed in the preparation of the financial statements:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

The Partnership considers all temporary cash investments as cash equivalents. These temporary cash investments are securities held for cash management purposes, having maturities of three months or less.

The Partnership deposits its cash in financial institutions. At times, deposits exceed federally insured limits. The Partnership has not experienced losses in such accounts.

The Partnership provides an allowance for doubtful accounts equal to the estimated collection losses that will be incurred in collection of all receivables. The estimated losses are based on a review of the current status of the existing receivables. No allowance for doubtful accounts was provided for at December 31, 2000 as none was deemed necessary by management.

Rental property is carried as cost. Depreciation is provided using straight-line and accelerated methods over estimated useful lives ranging from five to forty years.

The replacement reserve can only be used for improvements to buildings upon prior approval of HUD.

Deferred loan costs of $506,303 consist of fees for obtaining the HUD insured mortgage loan and are being amortized using the straight-line method over the life of the mortgage loan. Accumulated amortization amounted to $45,160 at December 31, 2000.

Income or loss of the Partnership is allocated .01% to the general partner and 99.99% to the limited partners. No income tax provision has been included in the financial statements since income or loss of the Partnership is required to be reported by the partners on their respective income tax returns.

2.	Mortgage Payable (S3100-050)

The mortgage payable is insured by the Department of Housing and Urban Development and collateralized by a deed of trust on the rental property. The mortgage is payable to P/R Mortgage & Investment Corp. and bears interest at the rate of 6.6% per annum. Principal and interest are payable by the Partnership in monthly installments of $29,940 through December 2032.

Under agreements with the mortgage lender and HUD, the Partnership is required to make monthly escrow deposits for property taxes, insurance, mortgage insurance and replacement of project assets.

The scheduled maturities of the mortgage payable at December 31, 2000 are as follows: (S3100-x1x)

Year		Amount
2001	S3100-060	45,072
2002	S3100-070	48,138
2003	S3100-080	51,413
2004	S3100-090	54,911
2005	S3100-100	58,647
Thereafter	S3100-110	4,519,466

		$4,777,647

3.	Commitments (S3100-x3x) (S3100-240)

The Partnership has entered into a regulatory agreement with HUD which regulates, among other things, the rents which may be charged for apartment units in the project, prohibits the sale of the project without HUD consent, limits the annual distribution of cash flow to the partners and otherwise regulates the relationship between the Partnership and HUD.

The Department of Housing and Urban Development, through a program administered by the Illinois Housing Development Authority, has contracted with the Partnership, effective December 1976, under Section 8 of the National Housing Act of 1968, to make housing assistance payments to the project on behalf of qualified tenants. The term of the agreement is five years with renewal options for terms not to exceed forty years.
4.	Related Party Transactions (S3100-200)

The project is managed by Alan Fox Real Estate Investment and Management Co., Inc., an affiliate of the special limited partner. The management contract provides for a management fee of 5.4% of gross collections. Total fees incurred for 2000 were $82,360. At December 31, 2000, management fees of $7,582 are payable to Alan A. Fox Real Estate Investment and Management Co., Inc. (53100-230)

Alan A. Fox Real Estate Investment and Management Co., Inc. also receives a monthly accounting services fee of $3.50 per unit. This fee is charged for services which are not included in the monthly management fee. Total fees incurred during 2000 were $7,392. At December 31, 2000, fees of $616 are payable to Alan A. Fox Real Estate Investment and Management Co., Inc.

S3100-210	Company Name	Alan A. Fox Real Estate Investment and Management Co., Inc.
S3100-220	Amount Received	$89,170

SUPPORTING DATA REQUIRED BY HUD
December 31, 2000

Replacement Reserve

In accordance with the provisions of the regulatory agreement, restricted cash is held by P/R Mortgage & Investment Corp. to be used for replacement of property with the approval of HUD as follows:

1320P	Balance at beginning of year	$403,652
1320DT	Total monthly deposits
	($1,550 x 12)	18,600

1320ODT	Other deposits	615
1320OD-010	Transfer from repairs escrow
1320OD-020	$615
1320WT	Approved withdrawals	(25,198)

1320	Balance at end of year, confirmed by mortgagee	$397,669

PROJECT NAME Hawthorne Housing Limited Partnership	FISCAL PERIOD ENDED: 12/31/00	PROJECT NUMBER: 071-11069

Part A - Compute Surplus Cash
Cash
1.	Cash (Accounts 1120, 1170, 1191 minus Account 2105) (S1300-010)	$ 481,532
2.	Tenant subsidy due for period covered by financial statement (1135)	$
3.	Other (describe) (S1300-030)	$
	(a) Total Cash (Add Lines 1, 2, and 3) (S1300-040)		$ 481,532
Current Obligations
4.	Accrued mortgage interest payable (S1300-050)	$
5.	Delinquent mortgage principal payments (S1300-060)	$
6.	Delinquent deposits to reserve for replacements (S1300-070)	$
7.	Accounts payable - 30 days (S1300-075)	$ 37,231
8.	Loans and notes payable (due within 30 days) (S1300-080)	$
9.	Deficient tax insurance or MIP escrow deposits (S1300-090)	$
10.	Accrued expenses (not escrowed) (S1300-100)	$ 11,152
11.	Prepaid revenue (2210)	$ 5,587
12.	Tenant security deposits liability (2191)	$ 48,336
13.	Other current obligations (Describe) (S1300-110)	$
	(b) Total Current Obligations (Add Lines 4 through 13) (S1300-140)		$ 102,306
	(c) Surplus Cash (Deficiency) [Line (a) minus Line (b)] (S1300-150)		$ 379,226
Part B - Compute Distributions to Owners and Required Deposit to Residual Receipts
1.	Surplus Cash		$
Limited Dividend Projects
2a.	Annual distribution earned during fiscal period covered by the statement (S1300-160)	$
2b.	Distribution accrued and unpaid as of the end of the prior fiscal period (S1300-170)	$
2c.	Distributions and entity expenses paid during fiscal period covered by statement (S1300-180)	$
3.	Distribution earned but unpaid (Line 2a plus 2b minus 2c) (S1300-190)	$
4.	Amount available for distribution during next fiscal period (S1300-200)		$
5.	Deposit due residual receipts (S1300-210)		$

SUPPORTING DATA REQUIRED BY HUD (CONTINUED)
DECEMBER 31, 2000

			Assets
		Balance			Balance
		January 1,	Additions	Deductions	December 31,
		2000			2000

1410	Land	$ 620,000	$ -	$ -	$ 620,000
1420	Buildings	6,579,724	15,789	-	6,595,513
1410	Building equipment - portable	479,089	-	-	479,089
Total		7,678,813	15,789	-	7,694,602

Accumulated depreciation		3,660,724	236,271	-	3,896,995

Net Book Value		$ 4,018,089	$(220,482)	$ -	$3,797,607

RBG&CO.

S2200-020

Independent Auditors' Report On Internal Control

To The Partners
Hawthorn Housing Limited Partnership

We have audited the financial statements of Hawthorne Housing Limited Partnership as of and for the year ended December 31, 2000, and have issued our report thereon dated January 24, 2001. We have also audited Hawthorn Housing Limited Partnership's compliance with requirements applicable to HUD-assisted programs and have issued our reports thereon dated January 24, 2001.

We conducted our audits in accordance with generally accepted auditing standards, Government Auditing Standards, used by the comptroller General of the United States, and the Consolidated Audit Guide for Audits of HUD Programs (the Guide) issued by the U.S. Department of Housing and Urban Development, Office of the Inspector General. Those standards and the Guide require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and about whether Hawthorn Housing Limited Partnership complied with laws and regulations, noncompliance with which would be material to a major HUD-assisted program.

The management of Hawthorn Housing Limited Partnership is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. The objectives of internal control are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition, that transactions are executed in accordance with management authorization and recorded properly to permit the preparation of financial statements in accordance with generally accepted account principles, and that HUD-assisted programs are managed in compliance with applicable laws and regulations. Because of inherent limitations in any internal control, errors, irregularities or instances of noncompliance may nevertheless occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that procedures may become inadequate because of changes in conditions or that the effectiveness of the design and operation of controls may deteriorate.

Rubin, Brown, Gornstein & Co. LLP	230 South Bemiston Avenue
Certified Public Accountants/Business Consultants	St. Louis, MO 63105

314/727-8150 TEL www.rbgco.com	314/727-9195 FAX

To the Partners
Hawthorn Housing Limited Partnership

In planning and performing our audits, we obtained an understanding of the design of relevant controls and determined whether they had been placed in operation, and we assessed control risk in order to determine our auditing procedures for the purpose of expressing our opinions on the financial statements of Hawthorn Housing Limited Partnership and on its compliance with specific requirements applicable to its major HUD-assisted program sand to report on internal control in accordance with the provisions of the Guide and not to provide any assurance on internal control.

We performed tests of controls, as required by the Guide, to evaluate the effectiveness of the design and operation of controls that we considered relevant to preventing or detecting material noncompliance with specific requirements applicable to Hawthorn Housing Limited Partnership's major HUD-assisted programs. Our procedures were less in scope that would be necessary to render an opinion on internal control. Accordingly, we do not express such an opinion.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or m ore of the internal control components does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements or that noncompliance with laws and regulations that would be material to a HUD-assisted program may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. We noted no matters involving internal control and its operation that we consider to be material weaknesses as defined above.

This report is intended solely for the information and use of management, the Illinois Housing Development Authority and the Department of Housing and Urban Development and is not intended to be and should not be used by anyone other than these specified parties.

/s/Rubin, Brown, Gornstein & Co. LLP

January 24, 2001

RBG&CO.

S2300-020

Independent Auditors' Report On Compliance With
Specific Requirements Applicable To Major HUD Programs

To The Partners
Hawthorn Housing Limited Partnership

We have audited the financial statements of Hawthorn Housing Limited Partnership as of and for the year ended December 31, 2000 and have issued our report thereon dated January 24, 2001. We have also audited Hawthorn Housing Limited Partnership's compliance with the specific program requirements governing federal financial reports, mortgage status, replacement reserve, security deposits, cash receipts and disbursements, tenant application, eligibility and recertification, and management functions that are applicable to each of its major HUD-assisted programs for the year ended December 31, 2000. The management of Hawthorn Housing Limited Partnership is responsible for compliance with those requirements. Our responsibility is to express an opinion on compliance with those requirements based on our audit.

We conducted our audit of compliance with those requirements in accordance with generally accepted auditing standards, Government Auditing Standards, issued by the Comptroller General of the United States, and the Consolidated Audit Guide for Audits of HUD Programs (the Guide) issued by the U.S. Department of Housing and Urban Development, Office of Inspector General. Those standards and the Guide require that we plan and perform the audit to obtain reasonable assurance about whether material noncompliance with the requirements referred to above occurred. An audit includes examining, on a test basis, evidence about Hawthorn Housing Limited Partnership's compliance with those requirements. We believe that our audit provides a reasonable basis for our opinion.

The results of our audit procedures disclosed an immaterial instance of noncompliance with the requirements referred to above, which is described in the accompanying Schedule of Financings and Questioned Costs. We considered this instance of noncompliance in forming our opinion on compliance, which is expressed in the following paragraph.

In our opinion, Hawthorn Housing Limited Partnership complied, in all material respects, with the requirements described above that are applicable to each of its major HUD-assisted programs for the year ended December 31, 2000.

Rubin, Brown, Gornstein & Co. LLP	230 South Bemiston Avenue
Certified Public Accountants/Business Consultants	St. Louis, MO 63105

314/727-8150 TEL www.rbgco.com	314/727-9195 FAX

To The Partners
Hawthorn Housing Limited Partnership

This report is intended solely for the information and use of management, the Illinois Housing Development Authority and the Department of Housing and Urban Development and is not intended to be and should not be used by anyone other than these specified parties.

/s/Rubin, Brown, Gornstein & Co. LLP

January 24, 2001

RBG&CO.

S2500-020

Independent Auditors' Report On Compliance With Specific
Requirements Applicable To Fair Housing and Non-Discrimination

To The Partners
Hawthorn Housing Limited Partnership

We have audited the financial statements of Hawthorn Housing Limited Partnership as of and for the year ended December 31, 2000, and have issued our report thereon dated January 24, 2001.

We have also applied procedures to test Hawthorn Housing Limited Partnership's compliance with Fair Housing and Non-Discrimination requirements applicable to its HUD-assisted programs for the year ended December 31, 2000.

Our procedures were limited to the applicable compliance requirement described by the Consolidated Audit Guide for Audits of HUD Programs (the Guide) issued by the U.S. Department of Housing and Urban Development, Office of Inspector General. Our procedures were substantially less in scope than an audit, the objective of which is the expression of an opinion on Hawthorn Housing Limited Partnership's compliance with Fair Housing and Non-Discrimination requirements. Accordingly, we do not express such an opinion.

The results of our tests disclosed no instances of noncompliance that are required to be reported herein under the Guide.

This report is intended solely for the information and use of management, the Illinois Housing Development Authority and the Department of Housing and Urban Development and is not intended to be and should not be used by anyone other than these specified parties.

/s/Rubin, Brown, Gornstein & Co. LLP

January 24, 2001

Rubin, Brown, Gornstein & Co. LLP	230 South Bemiston Avenue
Certified Public Accountants/Business Consultants	St. Louis, MO 63105

314/727-8150 TEL www.rbgco.com	314/727-9195 FAX

HAWTHORN HOUSING LIMITED PARTNERSHIP
PROJECT NO. 071-11069

Schedule Of Findings and Questioned Costs (S2700-xlx)

S2700-005	Finding Reference Number - 2000 - 1
S2700-010	Statement of Condition - Management of the Project has no formal move-out inspection process.
S2700-020	Criteria - HUD requires that documentation of move-out inspections be included in the tenant files.
S2700-030	Effect - No financial statement effect.
S2700-050	Recommendation - Project management should adopt a formal move-out inspection process, including proper documentation in the tenant files.
S2700-055	Auditor Non-Compliance Code - Other
S2700-065	Amount of Questioned Costs - $0